UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2010

COLGATE-PALMOLIVE COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen C. Patrick, Chief Financial Officer of Colgate-Palmolive Company (the “Company”), has notified the Company of his decision to retire as Chief Financial Officer effective December 31, 2010, after more than 28 years of service with the Company. To ensure a smooth transition, Mr. Patrick will assume the role of Vice Chairman effective January 1, 2011 and retire from the Company effective March 1, 2011.

At its meeting on December 9, 2010, the Board of Directors of the Company elected Dennis J. Hickey, currently Vice President and Corporate Controller of the Company, as Chief Financial Officer effective January 1, 2011. Mr. Hickey also will continue to serve as Corporate Controller of the Company until his successor is named.

Mr. Hickey, 62, joined the Company in 1977 and has since held key financial positions at the subsidiary, division and corporate levels. He became Executive Vice President-Finance for Colgate North America in 1994. In 1998, Mr. Hickey was promoted to Vice President and Corporate Controller.

In connection with his election as Chief Financial Officer, the Personnel and Organization Committee of the Board of Directors of the Company, which consists entirely of independent directors, granted an award of 20,000 shares of restricted stock to Mr. Hickey under the Company’s stockholder-approved 2009 Executive Incentive Compensation Plan.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 10, 2010	COLGATE-PALMOLIVE COMPANY

By: /s/ Andrew D. Hendry
		Name:	Andrew D. Hendry
		Title:	Senior Vice President, General Counsel
and Secretary